                                                                    EXHIBIT 8.02



                               [WSGR Letterhead]


                                 June 25, 1997



Maxis, Inc.
2121 N. California Boulevard, Suite 500
Walnut Creek, California 94596

Ladies and Gentlemen:

     We have acted as counsel for Maxis, Inc., a Delaware corporation ("Maxis") in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of June 4, 1997, among Maxis, Electronics Arts, Inc., a Delaware corporation ("EA") and Village Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of EA ("Sub"). This opinion is being delivered to you pursuant to Section 6.1(d) of the Reorganization Agreement. Pursuant to the Reorganization Agreement, Sub will merge with and into Maxis and Maxis will survive as a wholly-owned subsidiary of EA (the "Merger"). Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), the Reorganization Agreement (including Schedules and Exhibits), and such other documents pertaining to the Reorganization as we have deemed necessary or appropriate. We have also reviewed and relied upon representations of officers of Maxis and EA, in officers' certificates attached hereto as Exhibits A and B, respectively (the "Officers' Certificates").

     In connection with rendering this opinion, we have assumed or obtained representations (without any independent investigation) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time)

Maxis, Inc.
June 25, 1997
Page 2

due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

     4. The Merger will be reported by Maxis, and EA on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     5. The stockholders of Maxis will not, at the Effective Time, have an existing plan or intent to dispose of an amount of EA Common Stock to be received in the Merger (or to dispose of Maxis Common Stock in anticipation of the Merger) such that the stockholders of Maxis will not receive and retain a meaningful continuing equity ownership in EA that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and judicial decisions.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the facts set forth in the Officers' Certificates are true and correct at the Effective Time, then for federal income tax purposes the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

     This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences

Maxis, Inc.
June 25, 1997
Page 3

that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of such Reorganization Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion has been delivered to you only for the purposes stated. It may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /s/ WILSON SONSINI GOODRICH & ROSATI

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   EXHIBIT A

                                 June 25, 1997



FENWICK & WEST LLP                        WILSON SONSINI GOODRICH & ROSATI, P.C.
Two Palo Alto Square, Suite 700           650 Page Mill Road
3000 El Camino Real                       Palo Alto, California 94304
Palo Alto, California 94304





                           CERTIFICATE OF OFFICER OF
                                  MAXIS, INC.

         The undersigned officer of Maxis, Inc., a corporation organized and existing under the laws of the State of Delaware ("MAXIS"), on behalf of the management of Maxis, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of Village Acquisition Corporation ("MERGER SUB"), a Delaware corporation and wholly owned subsidiary of Electronic Arts Inc., a corporation organized and existing under the laws of the state of Delaware ("ELECTRONIC ARTS"), with and into MAXIS, with MAXIS surviving the merger (the "MERGER"), all pursuant to the Agreement and Plan of Reorganization by and among MAXIS, ELECTRONIC ARTS and MERGER SUB, dated as of June 4, 1997, and exhibits thereto (collectively, the "AGREEMENT"), that to the best of their knowledge and belief the following facts are now true, and will continue to be true as of the Effective Time for the Merger, and thereafter as relevant:

         1. Following the Merger, MAXIS will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by MAXIS immediately prior to the Merger. For the purpose of determining the percentage of the net and gross assets held by MAXIS immediately before the Merger for purposes of this representation, the following assets will be treated as property held by MAXIS immediately prior but not subsequent to the Merger: (i) assets disposed of by MAXIS prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by MAXIS, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between MAXIS and ELECTRONIC ARTS regarding the Merger (the "PRE-MERGER PERIOD")), (ii) assets used by MAXIS to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of MAXIS stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

         2. MAXIS has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

         3. In the Merger, shares of MAXIS stock representing Control of MAXIS will be exchanged solely for voting common stock of ELECTRONIC ARTS; at the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire MAXIS stock or to vote (or restrict or otherwise control the vote of) MAXIS stock which, if exercised, could affect ELECTRONIC ARTS' acquisition and retention of Control of MAXIS. For purposes of this representation, shares of MAXIS stock exchanged in the Merger for cash and other property will be treated as MAXIS stock outstanding on the date of the Merger but not exchanged for voting common stock of ELECTRONIC ARTS. As used herein, the term "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

         4. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of MAXIS stock.

         5. The total fair market value of all consideration other than ELECTRONIC ARTS voting common stock received by MAXIS shareholders in exchange for their MAXIS stock in the Merger (including, without limitation, cash paid to MAXIS shareholders in lieu of fractional shares of ELECTRONIC ARTS voting common stock will be less than twenty percent (20%) of the aggregate fair market value of MAXIS stock outstanding immediately prior to the Merger.

         6. MAXIS has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in ELECTRONIC ARTS losing Control of MAXIS.

         7. MAXIS has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from MERGER SUB in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by MAXIS pursuant to the Merger.

         8. There is no plan or intention on the part of any MAXIS shareholder who owns five percent or more of MAXIS stock or is an officer or director of MAXIS, and to the best knowledge of the management of MAXIS, there is no plan or intention on the part of the remaining MAXIS shareholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "SALE") of (a) shares of ELECTRONIC ARTS voting common stock to be issued to MAXIS shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of MAXIS stock. For purposes of this representation, shares of MAXIS stock (or the portion thereof) (i) with respect to which a MAXIS shareholder receives consideration in the Merger other than ELECTRONIC ARTS voting common stock and/or (ii) with respect to which a Sale by a MAXIS shareholder who owns five percent or more of MAXIS stock or is an officer or director of MAXIS occurs during the Pre-Merger Period shall be considered shares of outstanding MAXIS stock exchanged for ELECTRONIC ARTS voting common stock in the Merger and then disposed of pursuant to a prearranged plan.

         9. The transfer of cash to MAXIS shareholders in lieu of fractional ELECTRONIC ARTS voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to ELECTRONIC ARTS of accounting for fractional shares and does not represent separately bargained-for consideration.

         10. Except with respect to payments of cash to MAXIS shareholders in lieu of fractional shares of ELECTRONIC ARTS voting common stock, one hundred percent (100%) of the MAXIS stock outstanding immediately prior to the Merger will be exchanged solely for ELECTRONIC ARTS voting common stock. Thus, except as set forth in the preceding sentence, MAXIS intends that no consideration other than ELECTRONIC ARTS voting common stock be paid or received (directly or indirectly, actually or constructively) for MAXIS stock.

         11. Except as otherwise provided in the Agreement, MAXIS and the shareholders of MAXIS will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         12. There is no inter-corporate indebtedness existing between ELECTRONIC ARTS and MAXIS or between MERGER SUB and MAXIS that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of MAXIS, ELECTRONIC ARTS will assume no liabilities of MAXIS or any MAXIS shareholder in connection with the Merger.

         13. There is no indebtedness existing between MAXIS and any MAXIS shareholder which will be repaid in connection with or as part of the Merger, or will be specifically funded with amounts ELECTRONIC ARTS would contribute to MAXIS subsequent to the Merger.

         14. None of the payments received by any shareholder of MAXIS which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of MAXIS stock; and the compensation paid to any shareholder of MAXIS will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         15. MAXIS is not an investment company as defined in ss. 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "CODE").

         16. MAXIS is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         17. On the Effective Date, the fair market value of the assets of MAXIS will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         18. The fair market value of the ELECTRONIC ARTS stock and other consideration received by each MAXIS shareholder will be approximately equal to the fair market value of the MAXIS stock surrendered in the exchange.

         19. MAXIS is authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of MAXIS.





         The undersigned recognize that counsel to and auditors for MAXIS and counsel to and auditors for ELECTRONIC ARTS and MERGER SUB will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger.



         MAXIS CORPORATION,
         a Delaware corporation:

         By: /s/ Fred M. Gerson
            _____________________________

         Name: Fred M. Gerson
              ___________________________

         Title: VP/CFO
               __________________________

         Date: 6-24-97
              ___________________________

                                   EXHIBIT B

                                 June 25, 1997



FENWICK & WEST LLP                        WILSON SONSINI GOODRICH & ROSATI, P.C.
Two Palo Alto Square, Suite 700           650 Page Mill Road
3000 El Camino Real                       Palo Alto, California 94304
Palo Alto, California 94304





                           CERTIFICATE OF OFFICERS OF
                            ELECTRONIC ARTS INC. AND
                         VILLAGE ACQUISITION CORPORATION

         The undersigned officers of Electronic Arts Inc. ("ELECTRONIC ARTS"), a corporation organized and existing under the laws of the State of Delaware, and its wholly owned subsidiary, Village Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware ("MERGER SUB"), on behalf of ELECTRONIC ARTS and MERGER SUB, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of MERGER SUB with and into Maxis, Inc., a corporation organized and existing under the laws of the State of Delaware ("MAXIS"), with MAXIS surviving the merger (the "MERGER"), all pursuant to the Agreement and Plan of Reorganization by and among MAXIS, ELECTRONIC ARTS and MERGER SUB, dated as of June 4, 1997, and exhibits thereto (collectively, the "AGREEMENT"), that to the best of their knowledge and belief the following facts are now true, and will continue to be true as of the Effective Time for the Merger, and thereafter as relevant:

         1. MERGER SUB is a newly-formed corporation that was created for the sole purpose of facilitating ELECTRONIC ARTS' acquisition of MAXIS. It has not conducted and is not conducting any business activities.

         2. Following the transaction, MAXIS will hold at least ninety percent (90%) of the fair market value of its net assets, at least seventy percent (70%) of the fair market value of its gross assets, at least ninety percent (90%) of the fair market value of MERGER SUB's net assets, and at least seventy percent (70%) of the fair market value of MERGER SUB's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by MAXIS or MERGER SUB to dissenters, amounts paid by MAXIS or MERGER SUB to shareholders who receive cash or other property, amounts used by MAXIS or MERGER SUB to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by MAXIS, and MAXIS or MERGER SUB assets disposed of by MAXIS or MERGER SUB prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by MAXIS or MERGER SUB, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between MAXIS and ELECTRONIC ARTS regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of MAXIS or MERGER SUB, respectively, immediately prior to the transaction.

         3. Prior to the Merger, ELECTRONIC ARTS will be in Control of MERGER SUB. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

         4. ELECTRONIC ARTS will acquire Control of MAXIS in the Merger solely in exchange for ELECTRONIC ARTS voting common stock.

         5. ELECTRONIC ARTS has no plan or intention to cause MAXIS to issue, after the Merger, additional shares of stock (or rights to acquire shares of MAXIS stock) that would result in ELECTRONIC ARTS losing Control of MAXIS.

         6. ELECTRONIC ARTS has no plan or intention to reacquire any of its voting common stock issued in the Merger. For purposes of this representation, it should be noted that ELECTRONIC ARTS may from time to time repurchase some of its issued and outstanding common stock in open market repurchase transactions.

         7. ELECTRONIC ARTS has no plan or intention to: (i) cause MAXIS to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from MERGER SUB except for dispositions made in the ordinary course of business or for the payment of expenses incurred by MAXIS in the Merger; (ii) liquidate MAXIS; (iii) merge MAXIS with or into another corporation including ELECTRONIC ARTS or its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of MAXIS.

         8. In the Merger, MERGER SUB will have no liabilities assumed by MAXIS and will not transfer to MAXIS any assets subject to liabilities.

         9. ELECTRONIC ARTS intends that, following the Merger, MAXIS will continue its historic business or use a significant portion of its historic business assets in a business.

         10. Neither ELECTRONIC ARTS nor any ELECTRONIC ARTS subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of MAXIS stock, or the right to acquire or vote any such stock.

         11. No shareholder of MAXIS is acting as agent for ELECTRONIC ARTS in connection with the Merger or approval thereof.

         12. The transfer of cash to MAXIS shareholders in lieu of fractional ELECTRONIC ARTS voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to ELECTRONIC ARTS of accounting for fractional shares and does not represent separately bargained-for consideration.

         13. Except with respect to payments of cash in lieu of fractional shares of ELECTRONIC ARTS voting common stock, one hundred percent (100%) of the MAXIS stock outstanding immediately prior to the Merger will be exchanged solely for ELECTRONIC ARTS voting common stock. Thus, except as set forth in the preceding sentence, MERGER SUB and ELECTRONIC ARTS intend that no consideration other than ELECTRONIC ARTS voting common stock be paid or received (directly or indirectly, actually or constructively) for MAXIS stock.

         14. The total fair market value of all consideration other than ELECTRONIC ARTS voting common stock received by MAXIS shareholders in exchange for their MAXIS stock in the Merger (including, without limitation, cash paid to MAXIS shareholders in lieu of fractional shares of ELECTRONIC ARTS voting common stock) will be less than twenty percent (20%) of the aggregate fair market value of MAXIS stock outstanding immediately prior to the Merger.

         15. No shares of MERGER SUB have been or will be used as consideration or issued to shareholders of MAXIS in the Merger.

         16. Except as otherwise provided in the Agreement, ELECTRONIC ARTS, MERGER SUB, MAXIS and the shareholders of MAXIS will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         17. There is no inter-corporate indebtedness existing between ELECTRONIC ARTS and MAXIS or between MERGER SUB and MAXIS that was issued, acquired, or will be settled at a discount, and ELECTRONIC ARTS will assume no liabilities of MAXIS or any MAXIS shareholder in connection with the Merger.

         18. None of the payments to be received by any shareholder of MAXIS which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of MAXIS stock; and the compensation to be paid to any shareholder of MAXIS will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         19. Neither ELECTRONIC ARTS nor MERGER SUB are investments companies as defined in ss. 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended.

         20. ELECTRONIC ARTS and MERGER SUB are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of ELECTRONIC ARTS and MERGER SUB.



         The undersigned recognize that counsel to and auditors for ELECTRONIC ARTS and MERGER SUB and counsel to and auditors for MAXIS will rely upon the foregoing representations in evaluating the U.S. federal income tax consequences of the Merger.




ELECTRONIC ARTS INC.                                      VILLAGE ACQUISITION CORPORATION
a Delaware corporation                                    a Delaware corporation

By: /s/ Ruth A. Kennedy                                   By: /s/ Ruth A. Kennedy
   --------------------------------------                    -----------------------------------
Name: Ruth A. Kennedy                                     Name: Ruth A. Kennedy
     ------------------------------------                      ---------------------------------
Title: SVP, General Counsel and Secretary                 Title: Secretary
      -----------------------------------                       --------------------------------
Date: June 25, 1997                                       Date: June 25, 1997
     ------------------------------------                      ---------------------------------